Exhibit 10.8

GOODS SECURITY AGREEMENT

THIS DEED OF HYPOTHECATION made at Bangalore on this 21st day of May 2008 between

M/s. iGATE Global Solutions Limited, a company registered under the Companies Act, 1956, having its registered office at 158-162 & 165-170, Epiphase II, Whitefield, Bangalore – 560 066, hereinafter referred to as “The Borrower” (which expression shall unless it be repugnant to the meaning or context thereof be deemed to mean and include its successors and assigns) of the One Part;

AND

Citibank N.A. a corporate body having its registered office at 399, Park Avenue, New York 10043 and a branch office in India at Bangalore hereinafter referred to as “The Bank” (which expression shall unless it be repugnant to the meaning or context thereof be deemed to mean and include its successors and assigns) of the Other Part;

WHEREAS:

The Bank at the request of The Borrower at its discretion agreed to grant to The Borrower working capital facilities to the extent of Rs. 28,00,00,000/- (Rupees Twenty Eight Crores Only) on the condition, inter alia, that The Borrower shall repay the principal amount due in respect of the aforesaid working capital facilities aggregating Rs. 28,00,00,000/- (Rupees Twenty Eight Crores Only) on demand together with interest, commission, cost, charges, expenses and all other monies whatsoever payable by The Borrower to The Bank and secure the same by way of first exclusive charge by hypothecation of all The Borrower’s moveable assets forming part of its current assets both present and future. Subject to other terms and conditions contained, The Bank has granted to The Borrower the said credit facilities, particulars whereof are given in the First Schedule therein. It is however made clear that The Bank shall be at liberty to increase and/or decrease the limits of each such facility at any point of time, provided however that the total overall limits of all the facilities does not exceed the overall limits of Rs. 28,00,00,000/- (Rupees Twenty Eight Crores Only).

NOW IN CONSIDERATION OF THE BANK having agreed to grant to The Borrower working capital facilities to the extent of Rs. 28,00,00,000/- (Rupees Twenty Eight Crores Only) and open the said facilities accounts in the name of The Borrower, The Borrower hereby agrees with and confirms and declares to The Bank as follows:-

1. The Borrower shall pay to The Bank on demand being made by The Bank all dues then outstanding and owing to The Bank under and in respect of the aforesaid fund based facilities and non fund facilities inclusive of all interest, commission, cost (between attorney and client) charges, expenses and all other monies which are payable to The Bank in respect of the said facilities unto the date of payment.

2.1 That The Borrower shall pay interest to Bank on the principal amount of the aforesaid fund based facilities advanced and outstanding from time to time at the rate of              % per annum (as announced from time to time exclusive of applicable interest tax). Such interest shall be paid with monthly rests on the last date of each month in each year. In default of regular payment of interest on the due dates compounded interest shall become payable on monies due. PROVIDED that The Bank shall at any time or from time to time be entitled to change the rate of interest and notify such changes to The Borrower and this deed shall be construed as if such revised rate of interest be always mentioned herein and agreed to be paid by The Borrower and hereby secured.

2.2 That commission on non-fund based facilities shall be paid by The Borrower to The Bank at rates as applicable from time to time.

2.3 That interest and other charges shall be computed on the basis of 365 days in a year.

2.4 Without prejudice to generality of the foregoing The Bank shall also be entitled to charge at its own discretion and The Borrower shall be liable to pay and hereby agrees to pay such enhanced rate of interest on the said facilities accounts either on the entire outstanding or the portion thereof as The Bank may fix for any irregularity or any breach of the terms of sanction or hereof by The Borrower and for such period as the irregularity or breach continue or for such time as The Bank may decide it necessary regard being had to the nature of the irregularity or breach provided that the charging and payment of enhanced rate of interest shall be without prejudice to the other rights or remedies of The Bank either hereunder or otherwise or by law to proceed for such irregularity or breach against The Borrower/ and/ or/ the security hereby created.

3.1 The Borrower do hereby hypothecate and charge the following by way of first charge to and in favour of The Bank facilities mentioned in the recital hereinabove without any preference or priority to one over the others.

All of The Borrower’s present and future book debts, outstanding monies, receivables, claims, bills, investments, rights to or in moveable properties and moveable assets forming part of current assets which are now due owing or payable or belonging to The Borrower or which may at any time hereafter during the continuance of this security become due, owing payable or belonging to The Borrower in the course of its business (and all of which are hereinafter for brevity’s sake referred to as “the said Book Debts”) TOGETHER WITH all benefits advantages and legal incidence thereof.

The current assets hereby hypothecated book debts are hereinafter collectively referred to as “the Hypothecated assets”. The present value of hypothecated assets is Rs.188.40 Crores

3.2 The said hypothecated assets which are hereby hypothecated by The Borrower to and in favour of The Bank by way of First charge shall be remain as security to The Bank for the due payment by The Borrower to The Bank on demand;

(a) Of all monies at any time payable by The Borrower to The Bank under or in respect of the said facilities and whether for principal, interest, service charge, commitment charge, commission, fee, discount or for costs, charges and expenses or other monies, payable hereunder by The Borrower to Bank which may be incurred by The Bank.

(b) For the due payment and discharge of all indebtedness and/or/ liability of The Borrower to The Bank including in respect of any bills of exchanges, promissory notes or instruments at any time drawn, made accepted or endorsed by The Borrower solely or jointly with others which The Bank may discount or become interested in, together with all interest, discount, commission, fee, charges (including service charges) costs (between attorney/advocate and client) and expenses payable to or incurred by The Bank.

3.3 The Borrower shall not remove or cause or permit to be removed any of the Hypothecated assets from any of the premises, factories or Godowns of The Borrower or wheresoever otherwise they may be kept or divert or cause or permit any of the Hypothecated assets to be diverted while in transit except for the purpose of dealing with the Hypothecated assets in the ordinary course of The Borrower’s business.

In the event of the sale of the Hypothecated assets and realisation of the sale proceeds, such sale proceeds shall be forthwith credited/deposited by The Borrower to its Account with The Bank and shall not be dealt with any other manner whatsoever. In the case of shipment or movement of the Hypothecated assets by the ship, railway or lorry or otherwise, The Borrower shall hand over to The Bank for Collection the relative documents including the relative Bills of lading, railway receipts and lorry receipts duly endorsed in favour of The Bank to enable The Bank to realise the proceeds thereof.

3.4 If so required by The Bank, The Borrower shall cause to be displayed at all places whereby any of the hypothecated assets may be kept, sign boards prominently indicating that the Hypothecated assets are Hypothecated to The Bank; the sign boards to be displayed in such manner and form as may be required by The Bank.

4. The Bank shall have the absolute right and discretion to decide whether or not to advance or allow remaining outstanding any monies even against the security of the said hypothecated assets. Further, The Bank shall be at liberty at any time at its sole discretion without previous notice to The Borrower and without assigning any reason whatsoever to cease to make any further advances in the said facilities Accounts and to recall at any time the monies then due or outstanding by The Borrower to The Bank in the said Facilities Accounts.

5.1 The Bank shall not be required to make or continue advances in the said Facilities Account(s) otherwise than at its sole discretion.

5.2 The Borrower shall at all time during the continuance of this security keep and maintain a margin of security of 10% against the said book debts, in favour of The Bank (herein after called “the said margin”) or such other percentage against such assets as The Bank may from time to time determine of the cost or market value (market value as found by The Bank) whichever is lower of the said book debts or any part thereof.

5.3 The Bank shall be entitled to and shall be at liberty to change from time to time the margins and The Borrower shall be bound by such change.

6. The Borrower will at all times maintain a sufficient quantity of the said book debts to provide the necessary margin of security as specified herein and as may be required by The Bank from time to time and will forthwith whenever necessary provide further book debts approved by The Bank to restore such margins or reduce the amount for the time being due to The Bank by cash payment so as to restore/maintain the said margins.

7.1 The Borrower shall whenever so required by any of The Bank furnish to The Bank full particulars of all the hypothecated assets of The Borrower and shall allow The Bank or its authorised agent(s) to take inspection thereof and of all records, books and vouchers pertaining thereto and will produce such evidence as The Bank may require as to the cost and value of any of the said hypothecated assets.

7.2 The Borrower shall value the hypothecated assets at the appropriate rates whether fixed by The Bank or not and shall not overvalue the same. The Bank shall be at liberty from time to time and at any time to have any of the said hypothecated assets inspected and valued by an appraiser or valour appointed by The Bank which value shall be conclusive and binding on The Borrower both in and out of court.

7.3 The Bank shall be entitled to adjust, settle and compromise in any manner whatsoever including by reference to arbitration at The Borrower’s cost any dispute arising under or in connection with any such policy of insurance and such adjustment, settlement, compromise and any award made or decision given in any such arbitration or otherwise shall be valid and binding on The Borrower and The Bank shall also be entitled to receive all monies payable under any such insurance or under any claim made thereunder and to issue a valid receipt therefor and that The Borrower will not raise any question that a larger sum might or ought to have been received or be entitled to raise any dispute on the balance in any of the said Facilities Accounts after such credit.

7.4 The Borrower shall pay all rents, taxes, payments and outgoing in respect of any immovable property in or on which the said hypothecated assets or any part thereof may for the time being be lying and shall keep such property insured against loss or damage by fire and shall also insure the same against such other risks as The Bank shall require and shall produce the policies of insurance to The Bank whenever required by it.

7.5 “The Borrower covenants and undertakes that so long as the amounts due under this Agreement shall remain outstanding, and until the full and final payment of all money owing hereunder, it will, unless The Bank waives compliance in writing:

(a) maintain its corporate existence and obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisation, approvals, license and consents required to enable it to lawfully carry on its business;

(b) obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisation, approvals, license and consents if any required to enable it to enter into and perform its obligation under this Agreement and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement;

(c) Inform The Bank of any material litigation, arbitration or other proceedings, which affect The Borrower, forthwith upon such proceedings being instituted or threatened;

(d) Promptly inform The Bank of any occurrence of which it becomes aware which might adversely affect The Borrower or affect its ability to perform its obligations under this Agreement;

(e) promptly inform The Bank of the occurrence of any Event of Default and of the steps being taken to remedy the same and will, from time to time, if so requested by The Bank, confirm to The Bank in writing that save as otherwise stated in such confirmation, no default has occurred and is continuing;

(f) deliver to The Bank in form and details satisfactory to The Bank in such number of copies as The Bank may request

(i) audited accounts within such reasonable time from the close of the financial year as may be permitted by The Bank;

(ii) such other statement or statements or information pertaining to the operations or business of The Borrower as Citibank N.A. may require in the context of the said credit facility; and

(iii) all notices or other documents issued by The Borrower to its creditors.

7.6 The Borrower covenants and undertakes that so long as the amounts due under this Agreement shall remain outstanding and until the full and final payment of all money owing hereunder, it shall not without the prior notice of atleast 15 working days to The Bank:

(a) declare or pay dividends in respect of any financial year if any event of default has occurred;

(b) effect any amalgamation, merger or consolidation:

(c) effect any material change in the shareholding of The Borrower

7.7 (a) The Borrower covenants with The Bank that The Borrower shall appraise The Bank of the occurrence or likely occurrence of any event which is likely to affect the capacity of The Borrower to repay the said loan or interest thereon or likely to affect the security for the said credit facilities or the obligations of The Borrower to The Bank in respect of the said credit facilities.

(b) Without prejudice to the generality of the provisions contained in the preceding sub-clauses, The Borrower hereby agrees with, and undertakes to The Bank that The Borrower shall forthwith inform The Bank on the occurrence or likely occurrence of, inter alia, any of the following events, namely:

(i) institution of any legal proceedings against The Borrower by any persons making a claim for money against The Borrower, or enforcing against The Borrower, any guarantee given by The Borrower.

(ii) any damage to the Hypothecated assets for any reason whatsoever;

(iii) any distress or other proceed of court being taken against the Hypothecated Goods;

(iv) the occurrence of any event which is likely to affect The Borrower’s business, including industrial action, steps taken by authorities for recovery of statutory, dues, etc.

(v) of any change taking place in the ownership or control of The Borrower whereby the effective beneficial ownership or control of The Borrower will change;

(vi) with respect to any material change in the management of the business of the Borrower.”

8.1 That The Borrower shall make best endeavour to obtain payment of all the said book debts as and when the same shall become payable and pay all such sums when received into the said Facilities Accounts with The Bank. Further, The Borrower shall not except in the ordinary course of business, receive, release or compound any of the said book debts without the consent in writing of The Bank and will not do anything whereby the recovery thereof may be delayed, impeded, prejudiced, prevented or become time barred.

8.2 The Borrower shall keep proper books of accounts of its business and carefully keep and preserve all the documents, papers and vouchers in connection with or relating to or which prove or are likely to prove the said book debts or any part thereof and will at all times, when required produce such books, documents, papers and vouchers for the inspection of The Bank or its officer(s) and agent(s) and allow them or it or him access thereto and to make copies of or extract from the same.

9.1 It shall be lawful for The Bank or its agent(s), nominees, officer(s) or employees(s) forthwith or at any time during the continuance of this security and without any notice to The Borrower to enter into or upon the place or premises where or wherein any of the said hypothecated assets and books of accounts, papers, documents and vouchers and other records relating thereto may be situated or kept stored (and for the purpose of such entry, if necessary, to do so as attorney or attorneys of The Borrower and in the name of The Borrower and to do all acts, deeds and things deemed necessary by The Bank and to inspect value, insure, superintend disposal and/or take particulars of all or any part of the said hypothecated assets and check any statement, accounts, reports and information and also if The Borrower shall fail to repay on demand any Monies, which ought to be paid by The Borrower hereunder or shall commit any breach of any agreement or covenant or representation or warranty on its part herein contained or under any circumstances which in the sole judgement of The Bank is prejudicial to or imperil the security created hereunder or if any distress or execution is levied or enforced against any property or assets whatsoever of The Borrower or if a person shall take any steps towards applying for or obtaining an order for the appointment of the receiver of any property or assets whatsoever of The Borrower or if such receiver is appointed or if any person shall apply or obtain an order for the winding up of The Borrower or if any such order is made or if any step is taken by any person towards passing any resolution to wind up The Borrower or if any such resolution shall be passed or if The Borrower shall suspend or cease to carry on business or to conduct its business to the satisfaction of The Bank or any of them, if The Borrower misuses the said credit facilities or any part thereof for any purpose other than for which the said credit facilities have been sanctioned or if The

Borrower creates any manner of interest in the Hypothecated assets or any part thereof or if The Borrower commits a default in respect of any of the other obligations of The Borrower either under this agreement and/or under any other agreement entered into by The Borrower either with The Banks or any other person or body or under the law or otherwise howsoever or if The Borrower commits a breach of any other agreement entered into by The Borrower with The Bank or if the hypothecated assets are confiscated, attached or taken into custody by any authority or become the subject of any legal proceedings or if in the absolute discretion of The Bank there is a likelihood of the due money not being paid and/or the hypothecated assets are likely to be transferred to defeat the security and the due amounts of The Bank or if any consent, authorisation, approval or license of or registration with or declaration to government or public bodies or authorities required to authorise or required by The Borrower in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by The Borrower of its obligations hereunder is modified in a manner unacceptable to The Bank or is not granted or revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect or if The Bank is informed or in the event that information comes to the knowledge of The Bank that there is a change in the constitution of The Borrower or that there is likely to be a change in the constitution of The Borrower and such change in the opinion of The Bank would adversely affect the interest of The Bank or if there exists any other circumstances which in the sole opinion of The Bank, jeopardises the Bank’s interests then and in any such case, it shall be lawful for The Bank call upon The Borrower to pay forthwith the outstanding balance of the said credit facilities together with interest and all sums payable by The Borrower under this Agreement and to take charge, seize, recover, receive, appoint receivers or remove and take possession of all or any part of the said hypothecated assets and also of all books of accounts, papers, documents and vouchers and other records relating thereto and thereupon either forthwith or at any time and from time to time to sell, realise, dispose of and deal with in any manner including by public auction or tender or private contract and whether with or without intervention of the court all or any part of the said hypothecated assets in such manner and upon such terms and conditions as The Bank think fit and without any prior or further notice to disclose to the Reserve Bank of India or any other authority or any other third person the name / identity of the Borrower and the fact of the Borrower having committed the act of default with full details thereof and to publish the same.

9.2 The Bank shall, without prejudice to the foregoing powers, be also entitled at The Borrower’s risk and expenses and for securing or realising their outstanding for the time being and if necessary either as attorney or attorneys for and on behalf and in the name of The Borrower or otherwise as The Bank may deem fit (The Borrower hereby appointing The Bank to be its attorney) to take possession and/or to appoint receivers of all or any of the said hypothecated assets and to give/send notices and demands to debtors and third parties liable therefor and to demand, sue for, recover, receive, realise and give effectual receipts and discharges for the same and sell or realise either by public auction or private contract and to transfer, endorse, assign, deliver or otherwise dispose of or deal with all or any of the said book debts and to enforce, realise, settle and compromise in any manner whatsoever including by reference to arbitration and/or deal in any manner with all or any of the said book debts and to complete any engagement relating thereto and to appropriate the realised amount towards all or any of the dues of the Borrower with interest to The Bank.

9.3 (a) The Bank shall, without prejudice to the foregoing powers, be also entitled generally to enforce, realise, settle, compromise and deal with any of the rights aforesaid as regards the said hypothecated assets, but without being bound to exercise any of these rights or powers or being liable for any loss in the exercise thereof and any such exercise shall be without prejudice to the rights and remedies of The Bank of suit or otherwise and notwithstanding that there may be pending suit or other proceedings.

(b) In the event of there being a surplus available of the net proceeds of any such sale after payment in full of the balance due to the Bank, it shall be lawful to the Bank to retain and apply the said surplus together with any money or monies belonging to the Borrower for the time being in the hands of the Bank in or under whatever account as far as the same shall extend against, in or towards liquidation of any and all monies that shall be or may become due from the Borrower whether solely or jointly with any other person or persons, firm or company to the Bank by way of loans, discounted bills, letters of credit, guarantees, charges or any other debts or liability including bills, notes, credits and other obligations current though not then due and payable or other demands legal or equitable which the Bank may have against the Borrower or which the law of set-off or mutual credit would in any case admit and whether the Borrower shall become or be adjudicated bankrupt or insolvent or be in liquidation or otherwise and interest thereon from the date on which any and all advance or advances in respect thereof shall have been made at the rate or respective rates at which the same have been so advanced.

9.4 The Borrower hereby undertakes to give immediate possession to The Bank on demand of the said hypothecated assets and to give notices to the debtors as and when required by The Bank and to transfer, endorse, produce, and deliver to The Bank all relative contracts, securities, notes, bills of exchanges and other negotiable instruments and also all books of accounts, documents, papers, files and vouchers relating to the said hypothecated assets and agrees to accept the accounts of sales and realisations given by The Bank as conclusive proof of amounts realised and relative expenses and to pay on demand any shortfall or deficiencies thereby shown. The proceeds of sale or other realisation of the said hypothecated assets shall be applied by The Bank in the manner mentioned in clause 12 thereof.

9.5 The Bank shall be entitled at all times and without any notice to The Borrower to set off and apply other money or monies in the hands of The Bank standing to the credit of or belonging to The Borrower in or onwards payments of any amount at any time being payable to The Bank or towards the outstanding in the said Facilities Accounts or as otherwise aforesaid and to recover at any time from The Borrower by suit or otherwise the balance remaining payable to The Bank under the said Facilities Account(s) or otherwise notwithstanding that all or any of the securities may be outstanding and or may not have been realised.

9.6 Provided also that subject to all these powers of The Bank, The Borrower may sell, dispose of or otherwise deal with the said hypothecated assets from time to time in due course of business provided the margin on security required by The Bank is fully maintained and on condition of payment or delivery to The Bank of the net proceeds thereof immediately on receipt thereof in satisfaction so far as the same will extend of the balance then due and owing to The Bank under the said Facilities Accounts. Provided further that The Borrower shall not make any sale of any of the hypothecated assets upon being prohibited in writing by The Bank from doing so.

10. The Bank shall be at liberty to exercise any powers or authority execrable hereunder by The Bank and to file any suits or legal proceedings for recovery of its dues from The Borrower and to take steps to realise or enforce the security hereby created in favour of The Bank, either by sale or otherwise and either through the intervention of the court or by appointing a receiver or in any other manner however, and whatsoever as it thins fit, and may adjust and/or stop operation of the said Facilities Accounts with it.

11. In the event of the said hypothecated assets being realised however and in whatsoever manner, the realisation thereof shall be applied as under:-

(i) firstly, towards reimbursement to The Bank of the costs (between attorneys/advocates and clients) charges and expenses incidental to such realisation;

(ii) secondly, for appropriation towards satisfaction of all indebtedness of The Borrower due and outstanding (whether accrued or contingent) to The Bank under or in respect of the said facilities and all interest due thereon unto the date of realisation of the security whether actually debited or not to the Facilities Account together with any costs (between attorneys/ advocates and clients), charges and expenses debatable to the said Facilities Accounts whether actually debited or not in accordance with the total amount of such indebtedness due and outstanding under and in respect of the said Facilities Accounts as aforesaid with The Bank and

(iii) thereafter the balance, if any, shall be available for, and be appropriated to the remaining outstanding indebtedness of The Borrower on any account to The Bank in accordance with the total amount of such other outstanding indebtedness.

In the event of the net proceeds of realisation remaining as aforesaid being insufficient for the repayment of whole of the indebtedness of The Borrower to The Bank under or in respect of the said Facilities Accounts as aforesaid, The Bank shall be at liberty to apply any other money or monies in their hands standing to the credit of or belonging to The Borrower in or towards the payment of the balance and in the event of there being still any deficiencies, The Borrower shall forthwith pay such deficiencies, PROVIDED that nothing herein contained shall in any manner prejudice or effect The Bank’s remedy against the person of The Borrower.

12. All the said hypothecated assets and all proceeds of sale or other realisation and proceeds of insurance thereof and all documents under this security shall always be kept distinguishable and held as the exclusive property of The Bank specifically appropriated to the security to dealt with only under the directions of The Bank and The Borrower shall not without the permission of The Bank create any mortgage, charge or lien or encumbrances upon or over or affecting the same or any part thereof (and whether prior to or pari passu or whether subject to this security) except with the permission of The Bank and to the extent they may permit, nor suffer any such mortgage charge or lien or encumbrance to affect the same or any part thereof nor do or allow anything that may prejudice the security.

13.1 The Borrower shall submit to The Bank monthly or as often as may be required statements of the said book debts together with certificates of The Borrower or the Manager for the time being of The Borrower that the quantities and amounts given in the statements are correct and will also furnish and verify all financial and other statements, reports, returns, certificates, accounts documents particulars and information and such other periodical data as may be required by The Bank.

13.2 The Borrower shall also execute all documents, transfers, assignments and endorsements and do all acts, deeds and things which The Bank may require for vesting the said hypothecated assets or any of them in The Bank and to render the same readily, realisable or transferable by The Bank at any time and also for giving full effect to this security.

13.3 (A) The Borrower hereby agrees and appoints The Bank and its officers and authorised representatives to be its duly constituted attorneys for all or any of the following purposes, namely:

(i) To enter any place where any of the Hypothecated assets may be and inspect and value them

(ii) To take possession of all or any of the Hypothecated assets and/or the documents relating thereto from whomsoever they may be in the possession of:

(iii) To sell any of the Hypothecated assets for and on behalf of The Borrower and at the risk of The Borrower in all respects and to realise full or any part or portion of the sale proceeds thereof.

(iv) To take all such steps as may be required for the recovery of any of the said book debts or recoverable or any of the other hypothecated assets, including the institution of any claim, suit, petition or other legal process and the signing and execution of all necessary vakalatnamas and documents for the said purpose and the compromising or settlement of such suit or action.

(v) To sign all papers, documents agreements indentures and writings that The Borrower would be bound to do under or in pursuance of these presents and / or the said credit facilities for and on behalf of The Borrower and to attend before the Sub-Registrar of Assurances and admit execution thereof;

(vi) Generally to do perform and execute or cause to be done performed or executed all acts deeds matters things and documents in all matters arising under or out of or concerning or touching these presents as The Borrower could itself do perform or execute.

(vii) And for the better and more effectual doing effecting and performing the several matters and things aforesaid to appoint from time to time or generally such other persons bodies companies organisations or agencies as The Bank may think fit as its substitute or substitutes to do execute and perform all or any such acts and things as aforesaid and such substitute or substitutes at pleasure to remove and to appoint other or others in his or their place.

(B) The Borrower agrees that the above powers may be exercised without any prior notice to The Borrower and further agrees to ratify and confirm all that The Bank or any substitute or substitutes appointed by The Bank may lawfully do or cause to be done in exercise of the aforesaid powers.

(C) The Borrower further agrees to give all assistance to The Bank and its officers and authorised representations for the purpose of exercising any of the powers here in above set out, including endorsing of documents, signing of papers and doing all such things as may be necessary to enable The Bank and its officers to exercise all the powers hereby conferred.

(D) The Borrower further agrees that the aforesaid powers have been granted for valuable consideration and as such shall be irrevocable in nature till such time as any amounts remain due owing or payable under or in respect of or in pursuance of the said credit facilities and/or these presents.

14. This Agreement shall operate as, and this security shall be, a continuing security for the balance from time to time due to The Banks on the said facilities Accounts and for all monies, indebtedness and liabilities hereby secured and none of the said Facilities Accounts is to be considered to be closed for the purpose of this security and is not to be considered exhausted by reason of the said Accounts or any of them being brought to credit or to nil balance at any time from time to time or of its being drawn upon to the full extent if afterwards reopened by a payment to credit or debit.

15. Subject to the provisions of clause 14 hereof any general or special lien to which The Bank is or may be by law or otherwise entitled or any rights of remedies of securities in favour of The Bank in respect of any present or future indebtedness or liabilities or guarantee obligation of The Borrower to The Bank shall continue to be in force and effect and it shall be open to The Bank to enforce or have recourse to such rights or remedies or securities without being bound to enforce any security rights or remedies available herein.

16. All the said hypothecated assets presently hypothecated are the absolute property of The Borrower at the sole disposal of The Borrower and free from any charge or encumbrance and that all the future assets that will stand hypothecated hereunder shall be likewise the unencumbered and disposable property of The Borrower except that of Pari passu of the abovenamed other Banks.

17.1 The Borrower will regulate its drawings out of and payment into each of the said Facilities Accounts with The Bank in such manner that the amounts due from time to time for principal and interest on each of the said Facilities Accounts shall be kept as nearly as practicable to the limits granted by The Bank.

17.2 No payment into or drawings out of any of the said Facilities Accounts or any transactions dealing agreement or arrangement whatsoever in connection with any of the said Facilities Accounts shall affect state of other accounts or any transaction, dealing, agreement or arrangement in connection therewith.

18. The Borrower shall carry on the entire banking transaction of its business only through The Bank. The Borrower further undertakes with The Bank that it shall not bank/maintain any accounts with any bank other than The Bank.

19. That The Bank shall not in any way be responsible in respect of the quantity, quality, weight, amount, value, condition and final out turn of the said hypothecated assets if the same are or happen to be in possession of The Bank and for any loss, destruction or deterioration thereof or damage thereto occasioned by theft, pilferage, robbery, fire, riot and civil commotion, malicious damage or otherwise howsoever whatsoever may be the circumstances or the reason under or for which the loss, destruction, deterioration or damage may arise, including any act, omission, negligence, default of The Bank or any of its servants or nominees or agents.

20. The Borrower has and shall continue to have the necessary powers to enter into this arrangement and do all things incidental thereto and The Bank shall not be bound to enquire into the power of The Borrower and this security shall not be affected by reason of any absence of or deficiency or excess or irregularity in the exercise of any powers of The Borrower.

21. The officers or agents or nominee acting in purporting to act on behalf of The Borrower in this respect and executing these documents have and shall continue to have the necessary powers from The Borrower and further that The Bank shall not be bound to enquire into the powers of any officer or agent acting or purporting to act on behalf of The Borrower and this security shall not be affected by reason of any absence of or deficiency or excess or irregularity in the exercise of any power of any such officers or agents aforesaid. Any demand or notice made or given to any party hereto maybe made or given by leaving the same at or posting the same by registered post in an envelope addressed to such party at its Registered Office or Head Office or Local Head Office as the case may be and every such demand or notice shall be deemed to be received as the case may be at the time at which it is left or at the time at which it would have been delivered in the ordinary course of post at the Registered/Head/Local Head Office in question.

22. INDEMNITY: The Borrower does hereby indemnify and agree to keep indemnified The Bank from time to time and at all times hereafter against all claims, costs, losses and expenses that may be inured by The Bank by reason of any act or default on the part of The Borrower in respect of the said credit facilities and / or the said hypothecated goods and/ or any of the terms herein.

23. WAIVER / FORBEARANCE: Any waiver or forbearance or delay on the part of The Bank to insist upon the performance of any terms and conditions of this Agreement, or to exercise any right or privilege conferred in this Agreement, or to demand any penalties resulting from any breach of any of the terms or conditions of this Agreement shall not be construed as a waiver on the part of The Bank of any of the terms or conditions of this agreement or of any of its rights or privileges or of any other default on the part of The Borrower, and all original rights and powers of the Bank under this Agreement will remain in full force, notwithstanding any such forbearance or delay.

24. Bank’s right to assign:

24.1 It is agreed that all acts/ steps/ duties as are necessary for The Bank to monitor the said credit facilities or any part or portion thereof and /or to recover the amount due to The Bank or any part or portion thereof shall / may be carried out by such other person company body organisation or agency as may from time to time be appointed by The Bank in respect thereof and that The Bank will at all times be entitled to share with any such other person company body organisation or agency that may thus be appointed by The Bank, all documents statements of accounts and other information of whatsoever nature pertaining to The Borrower or the said credit facilities.

24.2 The Borrower expressly recognises and accepts that The Bank shall be absolutely entitled and have full power and authority to sell, assign or transfer in any manner, in whole or in part, and in such manner and on such terms as The Bank may decide, (including reserving a right to The Bank to retain its power thereunder to proceed against The Borrower on behalf of the purchaser, assignee or transferee) any or all outstanding and dues of The Borrower to any third party of The Bank’s choice without any further reference or intimation to The Borrower. Any such action and any such sale, assignment or transfer shall bind The Borrower to accept such third party as creditor exclusively or as a joint creditor with The Bank as the case may be. Any cost in this behalf, whether on account of such sale, assignment or transfer or enforcement of rights and recovery of outstanding and dues, shall be to the account of The Borrower.

25 The Borrower does hereby agree declare confirm and undertake that all loans, advances and other monies advanced by the directors, partners, and / or their friends and relatives or any of them (who are hereinafter for the sake of convenience referred to as “The promoter group”) shall stand and be regarded as subordinate debt in relation to the said loan / advances / credit facilities hereby granted. The Borrower does hereby further declare and undertake that he / she / it shall not repay the said loans and advances of the promoter group in whole or in part or pay any interest thereon until such time as the entire outstanding of The Bank and under and in pursuance of the credit facilities and / or this agreement are repaid in full.

26. JURISDICTION: This agreement shall be governed and be subject to the laws of India. If any suit, action or other proceeding is required to be taken in respect of these presents, the same shall be instituted and tried in the courts in the city where the branch of The Bank are stated in this agreement is situated; it being the intention of the parties to select the courts in such city exclusively by exercising their right or forum selection.”

27. The Borrower shall pay on demand to The Bank the costs between attorney/advocate and client incurred by it in connection with the preparation, engrossment and stamping and execution of these presents in original and of any guarantee or other security executed contemporaneously herewith in connection with the facilities hereby secured and of the registration of this security with the Registrar of Companies and all other costs (between attorney/advocate and clients), incurred or to be incurred by The Bank in connection herewith or with the enforcement or realisation or attempted enforcement or realisation of the security hereby created or the protection or defence or perfection thereof or for the recovery of any monies hereby secured and of all suits and proceedings or whatsoever nature for the enforcement or realisation of the security hereby created or the recovery of such monies or otherwise in connection herewith.

28. A) The Borrower shall during the currency of the Loan bear all Taxes as may be applicable or as may be levied by the Government or any Government body or authority in relation to the Loan;

B) All payments to be made by The Borrower to The Bank shall be made free and clear of and without any deduction for or on account of any Taxes. If The Borrower is required to make such deduction, then, in such case, the sum payable to The Bank shall be increased to the extent necessary to ensure that, after making such deduction, The Bank receives and retains (without any liability for such deduction) a sum equal to the sum which it would have received had such deduction not been made or required to be made.

29. NOTICE / COMMUNICATION:

a) any notice to be given by The Bank to The Borrower, shall be effective and deemed to have been duly and sufficiently served on The Borrower, three days after the same shall have been delivered to the post office properly addressed to The Borrower and if delivered to The Borrower against acknowledgement, it shall deemed to have been duly served as on the date of delivery.

b) A certificate by an officer of The Bank that the notice was posted or served, as the case may be, shall be final, conclusive and binding on The Borrower.

c) Unless otherwise advised in writing by The Bank to The Borrower, any notice to be given by The Borrower to The Bank shall be effective and deemed to have been duly and sufficiently served on The Bank if delivered at its branch address hereinstated.

30. THE BANKS STATEMENTS OF ACCOUNTS TO BE ACCEPTED BY BORROWER.

The Borrowers hereby agree to accept as conclusive proof of the correctness of any sum claimed by The Bank to be due from The Borrower in respect of the said credit facilities, a statement of account made out from the books of The Bank and signed by the officer of The Bank, without production of any voucher, documents or other papers.

31. SCHEDULE AND ANNEXURE TO FORM PART OF AGREEMENT:

The schedule and Annexure hereto shall be deemed to be part of this Agreement as though the provisions thereof were set out herein in extensor.

IN WITNESS WHEREOF the common seal of The Borrower has been hereunto affixed and the constituted attorney of Citibank N.A. has hereunto set his hand on the day and year first herein above written.

The common Seal of M/s. iGATE Global Solutions Limited, has been hereunto affixed pursuant to resolution of its Board of Directors passed at a meeting held on April 30, 2008 in the presence of

/s/ Mukund Srinath and /s/ Sujit Sircar who have signed these presents in token thereof.

AND

SIGNED AND DELIVERED BY
/s/ Mr. Raja Praghantis of Citibank, N.A.

Dated this 21st day of May 2008

SCHEDULE - I

1. Amount Sanctioned

Total working capital facilities of Rs. 28,00,00,000/- (Rupees Twenty Eight Crores Only) granted to M/s. Igate Global Solutions Limited.

2. Present Value of Said Securities    :    Rs.188.40 Crores

3. Description of Hypothecated Goods:

All of The Borrower’s present and future book debts, outstanding Monies, receivables, claims, bills, investments, rights to or on moveable properties and moveable assets forming part of current assets which are now due owing or payable or belonging to or pertaining to The Borrower or which may at any time hereafter during the continuance of this security become due, owing payable or belonging to or pertaining to The Borrower in the course of its business and TOGETHER WITH all benefits, advantages and legal incidence thereof.

4. Address for service

a.	Borrower

M/s. iGATE Global Solutions Limited,
158-162 & 165-170, Epiphase II,
Whitefield, Bangalore – 560 066

b.	Bank

Citibank N.A.
506-507, Level 5,
Prestige Meridian 2,
#30, M. G. Road,
Bangalore – 560 001